Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Covenant Logistics Group, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated February 6, 2026, with respect to the consolidated financial statements of Transport Enterprise Leasing, LLC, included in the Annual Report on Form 10-K of Covenant Logistics Group, Inc. for the year ended December 31, 2025, and to the use of our name as it appears under the caption “Experts.”

/s/ Coulter & Justus, P.C.

Knoxville, Tennessee

March 6, 2026

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